THE WOODWARD VARIABLE ANNUITY FUND
                                (the "Trust")

                       Special Meeting of Shareholders

                              November 28, 1995

                                  ---------

                     CERTIFICATE OF INSPECTOR OF ELECTION
                     ------------------------------------

     The undersigned, as Inspector of Election, does hereby certify as follows:

     1. That I was duly appointed and qualified to act as Inspector of Election at the Special Meeting of Shareholders of the Trust, held on November 28, 1995 at 10:00 a.m. Eastern Time at NBD Bank, Staff Floor, Conference Room D, 611 Woodward Avenue, Detroit, Michigan.

     2. That I was not a candidate for the Board of Trustees or any other office of the Trust.

     3. That I determined the number of shares of the Balanced, Growth/Value, Opportunity, Capital Growth and Money Market Funds outstanding on the Trust's records as of the close of business on October 9, 1995, the number of such shares represented at the Meeting, and the authenticity, validity and effectiveness of proxies; that I counted and tabulated all proxies; that I determined the existence of a quorum and the result of each vote held at said Meeting and did such acts as were proper to conduct the votes with fairness to all shareholders; and that I performed my duties impartially and in good faith.

     4. That the result of the voting of the Balanced Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:               809,084.681 votes
Against the resolution:             3,742.409 votes
Abstaining:                        49,479.131 votes

and that said resolution was duly adopted with respect to the Balanced Fund.

     5. That the result of the voting of the Growth/Value Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:               252,096.581 votes
Against the resolution:                -0-    votes
Abstaining:                        18,468.792 votes

and that said resolution was duly adopted with respect to the Growth/Value
Fund.

     6. That the result of the voting of the Opportunity Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:               347,798.979  votes
Against the resolution:             1,414.116  votes
Abstaining:                        19,046.38   votes

and that said resolution was duly adopted with respect to the Opportunity
Fund.

     7. That the result of the voting of the Capital Growth Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:               460,661.561 votes
Against the resolution:             1,361.372 votes
Abstaining:                        31,227.697 votes

and that said resolution was duly adopted with respect to the Capital Growth
Fund.

     8. That the result of the voting of the Money Market Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:               961,609.082  votes
Against the resolution:                -0-     votes
Abstaining:                            -0-     votes

and that said resolution was duly adopted with respect to the Money Market
Fund.


Dated: Nov. 30, 1995
       -------------

                                   /s/ Susan Young
                                   ---------------------
                                   Inspector of Election

Sworn to and Subscribed
Before me this 30th day
of November, 1995.



/s/ Mary J. Apap
----------------------
Notary Public
My Commission Expires:

         MARY J. APAP
NOTARY PUBLIC - WAYNE COUNTY, MI
 MY COMMISSION EXPIRES 09/12/98